                                                                    Exhibit 99.3

                                    AGREEMENT

     This Agreement (as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof, the "Agreement"), dated as of September 7, 2001, is entered into by and among Pacific Aerospace & Electronics, Inc. (the "Company"), and each of the undersigned holders (each, a "Consenting Noteholder") of the 11 1/4% Senior Subordinated Notes due 2005 (the "Notes") issued pursuant to that certain indenture (the "Indenture") dated as of July 30, 1998 by and among the Company, the Guarantors (as defined therein) and The Bank of New York (as successor to IBJ Schroeder Bank & Trust Company), as Trustee (the "Trustee").

                                    RECITALS

     WHEREAS the Company has failed to pay the interest payment on the Notes which was due on August 1, 2001 (the "Default");

     WHEREAS by reason of the Default, the holders of the Notes have certain rights under the Indenture to accelerate payment of the Notes;

     WHEREAS the Company and the Consenting Noteholders have engaged in good faith negotiations with the objective of reaching a mutually acceptable agreement for the exchange of the Notes for new notes (the "New Notes"), common stock and preferred stock of the Company;

     WHEREAS the Consenting Noteholders have agreed to exchange their Notes to the Company on the terms set forth in the term sheet attached hereto as Exhibit A (the "Term Sheet") and incorporated into this Agreement as if fully set forth herein (the "Exchange"); and

     WHEREAS to expedite and ensure implementation of the Exchange, (i) the Company is prepared to propose the Exchange, seek the necessary approvals for the Exchange as expeditiously as possible and perform its other obligations hereunder and (ii) the Consenting Noteholders are prepared to commit, on the terms and subject to the conditions of this Agreement and applicable law, to exchange their Notes when solicited to do so and to perform their other obligations hereunder.

     NOW THEREFORE, in consideration of the foregoing recitals, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Consenting Holder (each a "party" or "Party" and collectively, the "parties" or "Parties"), intending to be legally bound, agree as follows:

     1. Any term defined in the description of the Parties above or in any of the recitals hereto shall have the meaning given to it in the description or recital, as the case may be.

     2.   Means for Effecting the Exchange. The Company and the Consenting
          --------------------------------
Noteholders agree that the Exchange shall be in accordance with the terms of the Term Sheet annexed hereto as Exhibit A and be accomplished by an out of court exchange and consent solicitation in which 100% of the Notes participate (which percentage may be waived by the holders of 95% in aggregate principal amount of the Notes). The exchange offer will be conducted to conform with the requirements of Section 3(a)(9) of the Securities Act of 1933 and Rule 150, adopted thereunder, and Section 14(e) of the Exchange Act and Regulation 14E, adopted thereunder, and all other applicable federal and state securities laws.

     3.   Preparation of Exchange Documents. Promptly upon execution of this
          ---------------------------------
Agreement by the holders of at least 97.5% of the outstanding principal amount of the Notes, the Company shall instruct its counsel to prepare for the review and approval of the Parties hereto all documents needed to effectuate the Exchange as contemplated in this Agreement (collectively, the "Exchange Documents"). The Company and the Consenting Noteholders shall coordinate with one another in the preparation of the Exchange Documents.

     4.   Conditions to the Exchange. The Exchange shall not close unless and
          --------------------------
until 100% of the outstanding principal amount of the Notes have tendered their Notes for exchange (which provision may be waived by the holders of 95% in aggregate principal amount of the Notes).

     5.   Support of the Exchange. Each of the Consenting Noteholders agrees
          -----------------------
that, subject to the conditions that, and only for so long as, (i) each of the Exchange Documents shall be reasonably satisfactory to it, (ii) the material terms of the Exchange Documents are substantially identical (subject to the "Tax Considerations" section of the Term Sheet) to the terms set forth on the Term Sheet annexed hereto as Exhibit A, and (iii) no Noteholders Termination Event (as defined below) shall have occurred and not have been waived in accordance herewith, it (1) shall exchange its Notes (and tender its Notes for exchange in accordance with the Term Sheet), (2) hereby consents to amendments to the Indenture if carried out substantially in accordance with the Term Sheet, (3) shall execute an agreement setting forth the shareholder arrangements set forth in the section entitled "Post Restructuring Board Composition" contained in the Term Sheet, (4) to the extent permitted under the Indenture, hereby waives any default existing on or prior to the date of this Agreement thereunder, and (5) to the extent permitted under the Indenture, hereby agrees to waive any default arising after the date of this Agreement under the Indenture through the earlier of consummation of the Exchange or Termination of this Agreement in accordance with the provisions hereof. Each of the Consenting Noteholders shall not: (a) object to the consummation of the Exchange or otherwise commence any proceeding to oppose the Exchange or any of the Exchange Documents so long as the Exchange Documents contain terms and conditions substantially identical (subject to the "Tax Considerations" section of the Term Sheet) with those contained in this Agreement and the Term Sheet; (b) vote for, consent to, support or participate in the formulation of any other out-of-court exchange for the Notes or restructuring of the Company, or a plan of reorganization or liquidation under applicable bankruptcy or insolvency laws, whether domestic or foreign, in respect of the Company; (c) directly or indirectly seek, solicit, support or encourage any other out-of-court exchange for the Notes or restructuring, plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company (other than one agreed to in writing by the Company and the Consenting Noteholders) that is inconsistent with this Agreement; or (d) take any other action, including but not limited to initiating any legal proceedings that is materially inconsistent with, or that would materially delay consummation of, the Exchange; provided, however, that nothing contained herein shall limit the ability of any Consenting Holder to consult with the Company concerning any matter arising in connection with the Exchange so long as such consultation is not inconsistent with such Consenting Holder's obligations hereunder and the terms of the Exchange.

     6.   Acknowledgment. This Agreement and the terms of the Exchange are the
          --------------
product of negotiations between the Company and the Consenting Noteholders. This Agreement is not and shall not be deemed to be a solicitation for consents to amendments to the Indenture or a solicitation to tender or exchange the Notes. Acceptance of the Exchange will not be solicited from any holder of the Notes until it has received the disclosures required under applicable law. Notwithstanding anything contained herein, the Consenting Noteholders shall be under no requirement to consent to amendments to the Indenture or to exchange their Notes, if the Exchange Documents presented to the Consenting Noteholders provide for any terms that are materially inconsistent with this Agreement, including, not limited to, the provisions of the Term Sheet. The Company acknowledges and agrees that (i) the Indenture and all instruments and documents executed in connection therewith constitute valid and binding agreements of the Company and (ii) the Company does not possess and will not assert, any claim, counterclaim setoff or defense of any kind or nature, which would in any way affect the validity or enforceability of any claim arising from the Notes, or which would in any way reduce or affect the absolute and unconditional obligation of the Company to pay all of the obligations arising from the Notes.

     7.   Company Agreements. The Company hereby agrees (i) to prepare all of
          ------------------
the Exchange Documents in a timely fashion, (ii) to ensure that all of the Exchange Documents contain terms and conditions substantially identical (subject to the "Tax Considerations" section of the Term Sheet) with those contained in this Agreement and the Term Sheet, (iii) to file all applicable reports and other documents as required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder within the time limits or periods specified therein, (iv) to afford reasonable opportunity in advance of filing any such reports, documents or the Exchange Documents to Dewey Ballantine LLP, on behalf of the Noteholders, to review and comment upon such reports, documents, Exchange Documents and any other material disclosure or press releases, (v) to take all reasonable steps necessary and desirable to obtain approval for the Exchange as expeditiously as possible under applicable law, and
(vi) to use reasonable best efforts to obtain any and all requisite regulatory and/or third party approvals for the Exchange.

     8.   Termination of the Consenting Noteholders' Obligations. Each of the
          ------------------------------------------------------
Consenting Noteholders may terminate its obligations hereunder and rescind its acceptance of the Exchange by giving written notice thereof to the other Consenting Noteholders, if any, and the Company of the following (each, a "Noteholders Termination Event"): (a) the Exchange Documents provide or are modified to provide for any terms that are adverse to or materially inconsistent with any of the terms or conditions of this Agreement or the Term Sheet, (b) the Company materially breaches this Agreement or fails to satisfy any of the terms or conditions of the Term Sheet in any material respect, (c) the sale of Aeromet International PLC and its subsidiaries (the "Aeromet Sale") is not consummated by October 31, 2001, (d) the Exchange is not consummated by December 31, 2001, (e) the Company shall file any proceeding under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy law, (f) any person shall commence any proceeding under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy law against the Company, (g) the Company shall withdraw or revoke the Exchange, or the Company shall publicly announce its intention not to pursue the Exchange, or (h) any other Consenting Holder shall have materially breached any of its material obligations under this Agreement, which breach shall not have been cured within 10 days of receiving notice thereof. Upon the happening of a Noteholder Termination Event under clause (c) of the foregoing sentence for failure to complete the Aeromet Sale by October 31, 2001, the Consenting Noteholders and the Company agree to negotiate in good faith an alternative deal structure.

     9.   Termination of the Company's Obligations. The Company shall have the
          ----------------------------------------
right to terminate this Agreement, by the giving of written notice thereof to each of the Consenting Noteholders: (a) in the event of a material breach of this Agreement, (b) the failure to satisfy any material term or condition of the Term Sheet by any Consenting Noteholder or (c) the Exchange is not consummated by December 31, 2001 (a "Company Termination Event").

     10.  Effects of Termination. Subject to Paragraph 22 hereof and the
          ----------------------
confidentiality provisions contained in the Term Sheet, upon the occurrence of a Noteholders Termination Event or a Company Termination Event, unless such Noteholders Termination Event or a Company Termination Event has been waived in accordance with the terms hereof, in each case resulting in the termination of the Consenting Noteholders' obligations or the Company's obligations (as the case may be) under the terms of Paragraph 8 or Paragraph 9 above, this Agreement shall terminate and no party hereto shall have any continuing liability or obligation to pay any other party thereunder and each party shall have all of the rights and remedies available to it under applicable law and/or any Indenture, and any ancillary documents or agreements thereto, including under this Agreement; provided, however, that no such termination shall relieve any
                -----------------
party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

     11.  Forbearance; Restrictions on Transfers. So long as obligations of the
          --------------------------------------
Consenting Noteholders have not been terminated: (a) the Consenting Noteholders will (i) not file a notice of default or sale or take any other action to collect on the Notes, including, without limitation, instructing the Indenture Trustee on how to proceed in the exercise of any and all remedies, or (ii) give instructions to the Indenture Trustee, if and when reasonably appropriate, to desist from taking action that is inconsistent with this Agreement or the Exchange, so long as no indemnity of such Consenting Noteholders is required for such action to be taken by the Indenture Trustee; and (b) each of the Consenting Noteholders will not, directly or indirectly, sell, assign, transfer, hypothecate or otherwise dispose of (i) any Notes beneficially owned by it or as to which it has investment authority or discretion (including Notes acquired after the date hereof), (ii) any claim (as that term is defined in section 101(5) of the Bankruptcy Code) arising from, based on or related to the Notes, or (iii) any option, interest in, or right to acquire any Notes or claim referred to in clauses (i) and (ii) above, unless the transferee thereof agrees in writing for the benefit of the other parties hereto to be bound by all of the terms of this Agreement and executes a counterpart signature page of this Agreement and the transferor provides each of the Company and Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019,
Attention: Michael J. Sage, Esq., Facsimile: 212-259-6333 with a copy thereof, in which event each party shall be deemed to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of such transferee.

     12.  Notices. Notices given under this Agreement shall be to:
          -------

                         For the Company:
                         ---------------
                         Kenneth J. Baronsky, Esq.
                         Milbank, Tweed, Hadley & McCloy LLP
                         601 South Figueroa Street, 30/th/ Floor
                         Los Angeles, California 90017

                         Telephone: (213) 892-4000
                         Telecopy:  (213) 629-5063

                         For the Consenting Noteholders:
                         ------------------------------
                         Michael J. Sage, Esq.
                         Dewey Ballantine LLP
                         1301 Avenue of the Americas
                         New York, NY 10019

                         Telephone: (212) 259-8000
                         Telecopy:  (212) 259-6333

     13.  Reservation of Rights. Except as expressly provided in this Agreement,
          ---------------------
nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each Consenting Noteholder and the Trustee to protect and preserve its rights, remedies and interests, including without limitation, its claims against the Company. Nothing herein shall be deemed an admission of any kind. Nothing contained herein effects a modification of the Consenting Noteholders' or the Trustee's rights under the Indenture, the Notes or other documents and agreements unless and until the Exchange is consummated. If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

     14.  Good Faith Negotiations of Exchange Documents; Further Assurances. The
          -----------------------------------------------------------------
Company and each of the Consenting Noteholders hereby further covenant and agree to negotiate the definitive documents relating to the Exchange, including, without limitation, the Exchange Documents, in good faith. Furthermore, each of the Parties shall take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement (provided that no Consenting Holder shall be required to incur any expense, liability or other monetary obligation), and shall refrain from taking any action which would frustrate the purposes and intent of this Agreement.

     15.  Effectiveness; Counterparts. This Agreement shall not become effective
          ---------------------------
and binding on the parties hereto unless and until counterpart signature pages hereto shall have been executed and delivered by the Company and each undersigned Consenting Noteholder. This Agreement may be executed by one of more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts when taken together shall constitute one and the same instrument. Except as expressly provided for herein, no modification, amendment or waiver of any provision of this Agreement or the Term Sheet shall be effective unless such modification, amendment or waiver is in writing and signed by each of the parties hereto. The agreements, representations and obligations of the Consenting Noteholders under this Agreement are, in all respects, several and not joint.

     16.  Representations and Warranties. Each Consenting Noteholder represents
          ------------------------------
and warrants to the Company and each other that it is an accredited investor and owns the Notes that represent a beneficial interest in the total principal amount (of record and/or beneficially) set forth next to its name on the signature pages hereof, or as to which such holder or its Affiliates (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and over whom the Consenting Noteholder exercises sufficient control to insure enforcement of the provisions of this Agreement) has investment authority or discretion, and such Notes constitute all of such Notes so owned or controlled by such holder and its Affiliates. Each party hereunder represents and warrants that the following statements are true, correct and complete as of the date hereof.

(a)            Power, Authority and Authorization. Execution, delivery and
               ----------------------------------
     performance of this Agreement by such party has been duly authorized by all necessary corporate action on the part of such party, and the person executing this Agreement on behalf of such party is duly authorized to do so;

(b)            No Conflicts. The execution, delivery and performance of this
               ------------
     Agreement by such party does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries or (ii) except to the extent previously disclosed in writing to the Noteholders, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its subsidiaries is a party or under its organizational documents;

(c)            Governmental Consents. The execution, delivery and performance by
               ---------------------
     it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filing as may be necessary and/or required for disclosure by the Securities and Exchange Commission or pursuant to state securities or "blue sky" laws; and

(d)            Binding Obligation. This Agreement is the legally valid and
               ------------------
     binding obligation of each of the undersigned, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both foreign and domestic, relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     17.  Disclosure of Individual Holdings. Unless required by applicable law
          ---------------------------------
or regulation, the Company shall not disclose (i) the amount of a Consenting Noteholder's holdings of Notes, or (ii) the terms of this Agreement, without the prior written consent of such Consenting Noteholder; and if such announcement or disclosure is so required by law or regulation, the Company shall afford the Consenting Noteholders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to such announcement or disclosure by the Company. The foregoing shall not prohibit the Company from disclosing the approximate aggregate holdings of Notes by the Consenting Noteholders or the holders of the Notes as a group.

     18.  Entire Agreement. This Agreement, including the Term Sheet and the
          ----------------
Exchange Documents, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     19.  Representation by Counsel. Each party hereto acknowledges that it has
          -------------------------
been represented by counsel (or had the opportunity to and waived its right to do so) in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any party hereto with a defense to the enforcement of the terms of this Agreement against such party based upon lack of legal counsel shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto. None of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

     20.  Specific Performance. It is understood and agreed by each of the
          --------------------
parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

     21.  Prevailing Party. If any party brings an action against any other
          ----------------
party based upon a breach by such other party of its obligations hereunder, the prevailing party shall be entitled to all reasonable expenses incurred, including reasonable attorneys', accountants' and financial advisors' fees in connection with such action.

     22.  Survival. Notwithstanding the sale of the Notes in accordance with
          --------
Paragraph 11 hereof or the termination of the Consenting Noteholders' obligations hereunder in accordance with Paragraph 8 hereto, the Company's obligations and agreements set forth in Paragraph 17 (with respect to disclosure of certain information) hereof shall survive such termination and shall continue in full force and effect for the benefit of the Consenting Noteholders in accordance with the terms hereof.

     23.  Successors and Assigns. This Agreement is intended to bind and inure
          ----------------------
to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives; provided, however, that nothing
                                               --------  -------
contained in this Paragraph shall be deemed to permit sales, assignments or transfers other than in accordance with Paragraph 11.

     24.  No Third Party Beneficiaries. Unless expressly stated herein, this
          ----------------------------
Agreement shall be solely for the benefit of the parties hereto and no other person or entity.

     25.  Headings. The headings of the sections, paragraphs and subsections of
          --------
this Agreement are inserted for convenience only and shall not affect the interpretation thereof.

     26.  Further Acquisition of Notes. Any Consenting Holder may acquire
          ----------------------------
additional Notes to the extent permitted by applicable law. However, each such Consenting Holder agrees that it shall exchange any such additional Notes, in accordance with the terms hereof and for so long as such Consenting Holder is obligated to exchange its Notes in accordance with the terms hereof.

     27.  Amendments and Waivers. Once effective (unless otherwise provided
          ----------------------
herein), this Agreement may not be modified, amended or supplemented, and none of the Noteholders Termination Events may be waived, except in writing signed by holders of at least 75% of the aggregate principal amount of Notes; provided, however, it shall require the waiver, in writing, of all parties hereto to extend any of the dates set forth in Sections 8 and 9 hereto by more than ten
(10) business days from the dates set forth in such Section; and further provided, however, that any modification of, or amendment or supplement to, this
Section 27 or any material term or provision of the Term Sheet or the Exchange shall require the written consent of all of the parties.

     28.  GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND
          ---------------------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING.

     29.  Fees and Expenses. Notwithstanding anything contained herein to the
          -----------------
contrary, the Consenting Holders shall not be obligated to perform under this Agreement unless the Company shall have fully discharged all of its obligations then due and owing under that certain letter agreement heretofore entered into by the Company and Dewey Ballantine LLP.

     30.  Prior Negotiations. This Agreement and Exhibit A annexed hereto
          ------------------
supersede all prior negotiations with respect to the subject matter hereof, except that the parties acknowledge that any confidentiality agreements heretofore executed between the Company and each Consenting Holder shall continue in full force and effect.

     31.  Consideration. It is hereby acknowledged by the parties that no
          -------------
consideration shall be due or paid to the Consenting Holders for their agreement to participate in the Exchange, in accordance with the terms and conditions of this Agreement other than the obligations imposed upon the Company pursuant to the terms of this Agreement and the Term Sheet, including, without limitation, the obligation to take reasonable steps necessary and desirable to obtain approval of the Exchange as expeditiously as possible under applicable law and to use reasonable best efforts to obtain any and all requisite regulatory and/or third party approvals for the Exchange in accordance with the terms and conditions of this Agreement.

     32.  Severability. If any provision of this Agreement is held to be invalid
          ------------
or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof shall continue in full force and effect.

     IN WITNESS WHEREOF, each of the parties below have executed a counterpart of this Agreement, the terms of which shall be effective upon execution by the Company and the Consenting Noteholders.

Dated: September 7, 2001                  Pacific Aerospace & Electronics, Inc.



                                          By:    /s/ Donald Wright
                                                 ------------------------------
                                          Name:  Donald Wright
                                          Title: Chief Executive Officer

Dated: September 7, 2001        GSCP Recovery, Inc.



                                By:      /s/ Matthew Kaufman
                                         -----------------------
                                Name:    Matthew Kaufman
                                Title:   Managing Director

                                Address: 12 E. 49/th/ Street
                                         New York, NY 10017

                                Tel.:    (212) 884-6202
                                Fax:     (212) 884-6184

                                Principal amount of Notes held: $34.26 million

Dated:  September 6, 2001        Alliance Capital Management L.P., as investment
                                 advisor
                                 By:  Alliance Capital Management Corp


                                 By:             /s/ Michael E. Sohr
                                             -----------------------------------
                                 Name:       Michael E. Sohr
                                 Title:      Vice President

                                 Address:    1345 Avenue of the Americas
                                             39/th/ Floor
                                             New York, NY 10105

                                 Tel.:       (212) 969-6938
                                 Fax:        (212) 969-6820


                                 Principal amount of Notes held: $8.5 million

Dated:  September 7, 2001       M.W. Post Advisory Group L.L.C., as investment
                                 advisor



                                 By:            /s/ Lawrence Post
                                             ---------------------------------
                                 Name:       Lawrence Post
                                 Title:      Managing Member

                                 Address:    1880 Century Park East
                                             Suite 820
                                             Los Angeles, CA 90067

                                 Tel.:       (310) 407-0945
                                 Fax:        (310) 407-0951


                                 Principal amount of Notes held: $17.145 million

Dated:  September 7, 2001           William E. Simon & Sons Special Situation
                                    Partners II, L.P.



                                    By:               /s/ John E. Klinge
                                                 -------------------------------
                                    Name:        John E. Klinge
                                    Title:       Principal

                                    Address:     10990 Wilshire Blvd, Suite 500
                                                 Los Angeles, CA 90024


                                    Tel.:        310-996-8740
                                    Fax:         310-996-9796


                                    Principal amount of Notes held: $2.5 million

                                    EXHIBIT A
                                    ---------

                                   TERM SHEET

                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                      Exchange of Senior Subordinated Notes

                                September 7, 2001

The following constitutes the principal terms for an exchange (the "Exchange") of the 11 1/4% Senior Subordinated Notes due 2005 (the "Notes") issued by Pacific Aerospace & Electronics, Inc. (the "Company"), to be followed by (1) a solicitation of the stockholders of the Company with respect to voting on an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock and (2) upon such amendment becoming effective, an automatic conversion of the convertible preferred stock received in the Exchange (collectively, with the Exchange, the "Transaction"). This term sheet does not address any obligations of the Company to any other of its creditors. The terms discussed herein are part of a comprehensive compromise, each element of which is consideration for the other elements and an integral aspect of the proposed restructuring. Except for the Confidentiality provision below, this proposed term sheet does not constitute an offer or a legally binding obligation of the Company or the Noteholders or any other party in interest. This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions, and is intended to be entitled to protection from any use or disclosure to any party or person pursuant to Fed. R. Evid. 408 or any other applicable rule of evidence.

OBJECTIVE:             The holders of the Company's Notes (the "Noteholders")
                       will exchange their Notes for a combination of new
                       Pay-in-kind notes ("PIK Notes"), new senior subordinated notes, common stock and convertible preferred stock. Upon consummation of the Exchange and conversion of the preferred stock issued hereunder, the pro forma capitalization of the Company will be as follows:

                                                      Pro Forma percentage of
                       Holders:                       Common Stock:/1/

                       Participating Noteholders                    95.0%
                       Existing Common Shrs (including               5.0%
                           all currently outstanding
                           options and other securities
                           convertible into Common Stock)

                       1 Does not reflect 10% of the Company's pro forma common stock reserved for issuance to management as set forth herein.

                       The Exchange will be effected pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Exchange Consideration:              The Company will exchange all of the
                                     existing Notes, together with accrued
                                     interest through the date of the Exchange for the following package of securities:

                                     1)    That number of shares of common stock
                                           that represents a majority of the
                                           outstanding common shares of the
                                           Company (the "Initial Common
                                           Issuance"), with signed agreements of
                                           the CEO, COO and General Counsel
                                           locking up such officers' from
                                           exercising their issued and
                                           outstanding options and other
                                           convertible securities of the
                                           Company.

                                     2)    1,000 shares of convertible preferred
                                           stock (the "Preferred") with an
                                           aggregate liquidation preference
                                           equal to $30 million. The Preferred
                                           will accrue dividends cumulatively at
                                           a rate of 10% per annum from the date
                                           of issuance (which dividend rate will
                                           increase to 14% per annum if the
                                           Automatic Conversion (as defined
                                           below) has not occurred on or prior
                                           to December 31, 2001). The Preferred
                                           shall be automatically convertible
                                           (the "Automatic Conversion") upon
                                           shareholder authorization of a
                                           sufficient number of shares of common
                                           stock to effect the conversion in
                                           full into that number of shares of
                                           common stock that, when added to the
                                           number of shares of common stock
                                           issued to the Noteholders in the
                                           Initial Common Issuance, would equal
                                           95.0% of the authorized, outstanding
                                           common stock of the Company. The
                                           Preferred will rank senior to all
                                           other classes of stock of the Company
                                           as to liquidation, dissolution,
                                           distributions, etc. The Preferred
                                           shall have the voting rights
                                           described under the section entitled
                                           "Voting Rights" below.

                                     3)    PIK Notes in an aggregate principal
                                           amount of $12.5 million with the
                                           following terms:


                                              Interest rate: 10% per annum
                                              (increased to 14% if the Automatic
                                              Conversion has not occurred on or
                                              prior to December 31, 2001),
                                              interest payable semi-annually

                                              Maturity: August 1, 2005

                                              Prepayment: Payable in full at any
                                              time without penalty

                                              Interest payment: Interest on the
                                              PIK Notes shall be payable in cash
                                              or in kind at the same interest
                                              rate at the Company's option
                                              through and including the third
                                              interest payment on the PIK Notes.
                                              Thereafter, interest on the PIK
                                              Notes shall be payable in cash
                                              only.

                                              Redemption:  As set forth in
                                              "Aeromet Sale Proceeds" and "New
                                              Senior Financing" below.

                                     4)    New senior subordinated notes (the
                                           "New Senior Subordinated Notes") in
                                           the aggregate principal amount of
                                           $17.5 million on the following terms:

                                              Interest rate: 10% per annum
                                              (increased to 14% if the Automatic
                                              Conversion has not occurred on or
                                              prior to December 31, 2001),
                                              payable semi-annually on the same
                                              interest payment dates as the PIK
                                              Notes

                                              Maturity: August 1, 2005

                                              Redemption: The New Senior
                                              Subordinated Notes shall be
                                              mandatorily redeemable upon sale
                                              of the Aeromet International PLC
                                              and its subsidiaries ("Aeromet")
                                              at an aggregate price equal to the
                                              lesser of (i) $17.5 million plus
                                              all accumulated but unpaid
                                              interest then due, if any, or (ii)
                                              the proceeds of the Aeromet sale
                                              minus (x) the amount required to
                                              pay off the Company's senior
                                              secured lenders in full, minus (y)
                                              fees and expenses of the Aeromet
                                              sale and Exchange transactions not
                                              to exceed $5.6 million (the sale
                                              proceeds after such deductions,
                                              the "Net Proceeds"). If the New
                                              Senior Subordinated Notes have not
                                              been redeemed in full upon the
                                              Aeromet sale, the remaining
                                              outstanding New Senior
                                              Subordinated Notes shall be
                                              mandatorily redeemable upon the
                                              Company obtaining the New Senior
                                              Facility (as defined below) that
                                              permits such redemption, at an
                                              aggregate price equal to the
                                              lesser of (i) the then outstanding
                                              aggregate principal amount of the
                                              New Senior Subordinated Notes plus
                                              all accumulated but unpaid
                                              interest then due, if any, or (ii)
                                              the proceeds of the New Senior
                                              Facility, minus the fees and
                                              expenses of the New Senior
                                              Facility transaction not to exceed
                                              $1.0 million (such proceeds, after
                                              such deduction, the "Loan
                                              Proceeds"). Notwithstanding the
                                              foregoing, if the Company obtains
                                              a New Senior Facility prior to
                                              selling Aeromet, then the New
                                              Senior Subordinated Notes shall be
                                              mandatorily redeemable first upon
                                              obtaining a New Senior Facility
                                              that permits such redemption (on
                                              the terms set forth in this
                                              paragraph above), with any
                                              remaining amount of New Senior
                                              Subordinated Notes after such
                                              redemption to be redeemed (in
                                              accordance with this paragraph
                                              above) upon the sale of Aeromet.

                                              Security: The New Senior
                                              Subordinated Notes shall be
                                              secured by all of the assets and
                                              outstanding capital stock
                                     of Aeromet International PLC, subject and subordinated to any liens of the Company's senior lenders and only to the extent such security interest may be taken in compliance with applicable laws.

Aeromet Sale Proceeds         The proceeds received by the Company in the
                              Aeromet sale shall be applied in accordance with the Redemption provisions of the New Senior
                              Subordinated Notes of the foregoing section entitled "Exchange Consideration." If the proceeds received by the Company in the Aeromet sale are in excess of the amount required to fully redeem the New Senior Subordinated Notes (the "Excess
                              Proceeds"), then the Excess Proceeds from such sale shall be applied first to redeem the Working
                              Capital Loan (as defined below) with an equivalent principal amount. Thereafter, any Excess Proceeds will be used to pay off the PIK Notes and then to fund operations.

New Senior Financing          The Company shall use its best commercially
                              reasonable efforts to obtain a new senior credit facility in the amount of $10.0 million (the "New
                              Senior Facility") and to cause the New Senior
                              Subordinated Notes to be repaid from the proceeds of the New Senior Facility as contemplated above.
                              If the proceeds received by the Company from the New Senior Facility are in excess of the amount required to fully redeem the New Senior
                              Subordinated Notes as contemplated above (the
                              "Excess Loan Proceeds"), then the Excess Loan
                              Proceeds shall be applied first to redeem the Working Capital Loan in an equivalent principal amount, if permitted to do so by the terms for the New Senior Facility. Thereafter, any Excess Loan
                              Proceeds will be used to pay off the PIK Notes, if the Company is permitted to do so by the terms of the New Senior Facility.

Working Capital               The Noteholders, concurrently with the sale of
                              Aeromet, shall provide a $5.0 million working capital loan to the Company (the "Working Capital
                              Loan"), which loan shall be secured by the U.S.
                              assets of the Company and its subsidiaries. For the avoidance of doubt, the Noteholders will not advance new capital; rather, $5 million of the proceeds of the Aeromet sale otherwise payable to the Noteholders will be lent to the Company for working capital purposes. The Working Capital Loan shall have the same payment terms as the New
                              Senior Subordinated Notes.

Voting Rights:                The Preferred shall be entitled to vote with the
                              common stock on all matters requiring such vote and shall be entitled to the number of votes equal to the number of shares into which it is convertible. The Preferred shall not vote as a separate class for any matter except as required by law.

Transfer:                     The Preferred shall be transferable without the
                              Company's consent only if such transfer is in compliance with applicable securities laws and the transferee thereof agrees in writing for the benefit of all the parties to the Exchange to be bound to the Lock-up Agreement to which this Term
                              Sheet is attached and the transferor provides notice to the Company and Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019,
                              Attn: Michael J. Sage, Esq., Facsimile: (212)
                              259-6333. The common stock, the New Senior
                              Subordinated Notes and the PIK Notes shall be transferable without the Company's consent in compliance with applicable securities laws.

Management Incentives:        10% of the Company's common stock on a
                              fully-diluted basis shall be reserved for issuance to management upon or after consummation of the Exchange, allocated 50% to the Chief Executive
                              Officer, 25% to the Chief Operating Officer, and
                              25% to other senior management (in the discretion of the Company's board of directors). Options shall vest over 3 years and shall be outstanding for ten years; 1/3 each anniversary from the date of the Exchange. The percentage of the outstanding common stock subject to the options will increase based on increases in the enterprise value of the Company pursuant to the following (all enterprise value numbers assume consummation of the Aeromet sale and shall be readjusted if the Aeromet sale is not completed as contemplated herein):

                              1) 2.5% of the outstanding common stock - based on a per share strike price determined by an enterprise value of $30 million

                              2) 5% of the outstanding common stock - based on a per share strike price determined by an enterprise value of $40 million

                              3) 7.5% of the outstanding common stock - based on a per share strike price determined by an enterprise value of $50 million

                              4) 10% of the outstanding common stock - based on a per share strike price determined by an enterprise value of $60 million

Covenants:                    1) File a proxy or information statement with the
                              SEC regarding increase in authorized common stock as soon as reasonably practicable.

                              2) Hold a shareholders meeting to approve increase in authorized common stock as soon as reasonably practicable following SEC clearance to do so.

                    3) Proceed diligently to sell Aeromet, such sale to be subject to the approval of the Noteholders.

                    4) Sell Aeromet by October 31, 2001 for a price no less than(pound)25 million.

                    5) Repay the Company's senior secured lender in full from the proceeds of the Aeromet sale.

                    6) File with the SEC, and transmit to all holders of common stock of the Company as of the applicable record date, the information contemplated by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, so as to permit the Noteholders to achieve the composition of the Board of Directors of the Company contemplated under "Post Restructuring Board Composition" simultaneously with the consummation of the Exchange. The Noteholders will supply the information with respect to their designees for membership on the Board of Directors of the Company as is contemplated by Rule 14f-1.

                    7) Obtain the New Senior Facility in the amount of $10.0 million from a new third party lender on terms more favorable than the Company's existing senior secured loan. The Company shall redeem any outstanding New Senior Subordinated Notes, PIK Notes and the Working Capital Loan from the proceeds of the New Senior Facility, so long as the New Senior Facility permits such redemption. The Company will use its best commercially reasonable efforts to cause any New Senior Facility to permit redemption of any then outstanding New Senior Subordinated Notes, PIK Notes and the Working Capital Loan.

Choice of Law:      New York as to contracts, but Washington as to corporate
                    matters.

Conditions to       1)   Executed lock-up agreement (including required
Closing:                 waivers and forbearance) by Noteholders holding 100% of
                         the outstanding principal amount of Notes (which requirement may be waived by the holders of 95% of the outstanding principal amount of Notes) and shareholder
                         (voting) agreement executed by each of such Noteholders, the Company and the Company's CEO, COO and
                         General Counsel (which will assure the majority vote required by Washington law to approve the increase in the authorized common stock).

                                    2)   If Aeromet is sold prior to the
                                         Exchange, the Notes will be paid down
                                         $17.5 million in lieu of issuance of
                                         the New Senior Subordinated Notes;
                                         provided, however, that if the Net
                                         Proceeds are less than $17.5 million,
                                         then the unpaid portion of the Notes
                                         shall be exchanged for an equivalent
                                         amount of New Senior Subordinated
                                         Notes.

                                    3)   Tender of the Notes by holders of 100%
                                         of the outstanding principal amount of
                                         Notes (which requirement may be waived
                                         by the holders of 95% of the
                                         outstanding principal amount of Notes)
                                         and execution and delivery of an exit
                                         consent/supplemental indenture amending
                                         the existing indenture governing the
                                         Notes to remove all covenants except
                                         payment covenants.

                                    4)   Opinion from a nationally recognized
                                         investment bank other than Jefferies
                                         & Co., as to the fairness of the
                                         Transaction as a whole to the Company
                                         and the Company's existing shareholders
                                         not participating in the  Exchange.

Post Restructuring Board            Upon the issuance of the Common Stock and
                                    the Preferred Stock in the Exchange, the Noteholders shall be entitled to appoint four of five board seats, with the fifth seat being reserved for the Company's Chief
                                    Executive Officer. A Shareholders' Agreement shall provide how such seats are to be allocated among the Noteholders as well as certain other customary agreements among the Company's shareholders.

Existing Employment Agreements:     The Exchange and conversion of Preferred
                                    shall be deemed not to constitute a change of control pursuant to existing management agreements. Following the Exchange, the
                                    Noteholders shall cause the Company to enter into new employment agreements with Mr.
                                    Wright, Mr. Hafelfinger and Ms. Symonds to be effective upon the Initial Common
                                    Issuance date on substantially the same
                                    terms as the existing employment agreements, including, but not limited to, terms regarding change of control and severance packages, except that the guaranteed option grant provisions shall be eliminated. Such new employment agreements shall have three year terms.

                                    Any and all existing consulting agreements will be terminated.

Registration Rights:                The Company shall grant the holders of new
                                    common stock customary registration rights.
                                    The terms of such registration rights are to be determined.

Reverse Stock Split:       After the Exchange and subsequent conversion of the
                           Preferred, the Company shall consummate a reverse stock split to improve the liquidity of the post-restructuring common stock, if deemed appropriate by the post-restructuring board of directors. Any fractional shares resulting from the reverse stock split shall be rounded up to one whole share, to the extent permitted under Washington law.

Tax Considerations:        Each of the Company and the Noteholders hereby agrees
                           to work in good faith to permit the Noteholders, in the case of the Company, or the other Noteholders and the Company, in the case of a Noteholder, to make economically neutral changes to the structure and documentation of the Transaction as necessary to enhance such party's respective tax position, so long as no other party to the Transaction is economically harmed by such change.

Confidentiality:           Neither this Term Sheet nor the subject matter hereof
                           is to be shared with parties (other than the parties to the Lock-up Agreement to which this term sheet has been attached as an exhibit), their respective counsel, their respective accountants and their respective financial advisors at any time prior to or after execution, except as required by law.